CONSENT OF Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of DynaResource, Inc. of our report dated April 15, 2024, relating to the consolidated financial statements of DynaResource, Inc., for the year ended December 31, 2023 which appears in Form 10-K.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

April 15, 2024